UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________

Date of Report (Date of earliest event reported): July 10, 2008

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On July 10, 2008, Chattem, Inc. (the “Company”) issued a press release announcing financial results for the second fiscal quarter and six months ended May 31, 2008 (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference herein.

The Press Release contains disclosure regarding net income and earnings per share, excluding certain identified items, for the Company’s second fiscal quarters and six month periods ended May 31, 2007 and 2008.  The adjusted net income and earnings per share disclosures are non-GAAP financial measures (the “Operating Measures”).  The Operating Measures exclude (i) for the second quarter of fiscal 2008, employee stock option expenses under SFAS 123R; (ii) for the first six months of fiscal 2008, employee stock option expenses under SFAS 123R, debt extinguishment charges and expenses related to the voluntary recall of Icy Hot® Heat Therapy products; and (iii) for the second quarter and first six months of fiscal 2007, employee stock option expenses under SFAS 123R and debt extinguishment charges.

A reconciliation of each of the Operating Measures to the most comparable GAAP measurement for the second fiscal quarters and six month periods ended May 31, 2007 and 2008 is contained in the Company’s unaudited consolidated statements of income attached to the Press Release.  The Company considers disclosure of the Operating Measures to be meaningful information to an investor’s understanding of the Company’s operating performance and useful for comparison with prior periods and forecasted net income and earnings per share.  The Company believes that the Operating Measures improve and clarify an investor’s understanding of the Company’s financial and operational performance.  Management of the Company use these non-GAAP measures to analyze the Company’s performance compared to forecasted and prior period results and for other internal purposes.

The Press Release and unaudited consolidated statements of income attached to the Press Release also contain disclosure regarding the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA adjusted to exclude product recall expenses, as applicable, for the second fiscal quarters and six month periods ended May 31, 2007 and 2008, which are non-GAAP financial measures.  A reconciliation of EBITDA and adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is contained in the Company’s unaudited consolidated statements of income attached to the Press Release.

The Company considers EBITDA an important indicator of its operational strength and performance, including its ability to pay interest, service debt and fund capital expenditures.  The Company believes that EBITDA adjusted to exclude product recall expenses provides investors with a useful measure of the Company’s ongoing operating performance.  The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by items similar to those excluded from the calculation of adjusted EBITDA.  EBITDA and adjusted EBITDA are not measurements of financial performance and liquidity under GAAP and should not be considered as alternatives to net income, income from operations or any performance measures derived in accordance with GAAP, or as alternatives to cash flows provided by operating, investing or financing activities as measures of liquidity.

The Press Release also contains disclosure regarding the Company’s “free cash flow,” which the Company defines as cash flows from operations less capital expenditures, for the six month periods ended May 31, 2007 and 2008. A reconciliation of free cash flow to cash flows from operations, the comparable GAAP financial measure, is contained in the Company’s unaudited consolidated statements of income attached to the Press Release. The Company believes that free cash flow provides investors with a useful measure of the Company’s ability to service its debt and fund operations. Further, free cash flow is an important measure to our debt holders and debt rating agencies. Free cash flow is not a measurement of financial performance and liquidity under GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP, or as an alternative to cash flows provided by operating, investing or financing activities as measures of liquidity.

The non-GAAP financial measures used by the Company do not have standardized meanings prescribed by GAAP and may not be comparable to similar measures for other companies.

The information in this current report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits:

99.1      Press Release dated July 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2008	CHATTEM, INC.

	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated July 10, 2008